Exhibit 10.2

ASSIGNMENT AND ASSUMPTION AGREEMENT

This ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Assignment Agreement”) is made and entered into as of November 16, 2017 by and between IH Merger Sub, LLC, a Delaware limited liability company (“Assignor”), and Invitation Homes Inc., a Maryland corporation (“Assignee”).

WHEREAS, Assignor and Assignee have entered into that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of August 9, 2017, among Assignor, Assignee, Starwood Waypoint Homes (formerly known as Colony Starwood Homes), a Maryland real estate investment trust (“Starwood Waypoint”), Invitation Homes Operating Partnership LP, a Delaware limited partnership (“IH OP”) and a subsidiary of Assignor and Starwood Waypoint Homes Partnership, L.P., a Delaware limited partnership and a subsidiary of Starwood Waypoint, pursuant to which Starwood Waypoint will merge with and into Assignor (the “REIT Merger”) with Assignor continuing as the surviving entity.

WHEREAS, Starwood Waypoint is party to that certain Amended and Restated Registration Rights Agreement dated as of October 4, 2016 among Starwood Waypoint and the other parties named therein (the Registration Rights Agreement”) and, pursuant to Section 6.19 of the Merger Agreement, Assignor and Assignee have agreed that at the effective time of the REIT Merger (the “REIT Merger Effective Time”) Assignor shall assign, and Assignee shall assume, all of Assignor’s rights, interests and obligations as successor to Starwood Waypoint under the Registration Rights Agreement.

NOW, THEREFORE, in consideration of the foregoing and the terms and conditions set forth herein, and intending to be legally bound, Assignor and Assignee hereby agree as follows:

1. Assignment. Effective as of the REIT Merger Effective Time, Assignor hereby assigns, transfers, conveys and delivers to Assignee all of Assignor’s rights, title and interests in, and transfers, conveys and delegates to Assignee all of Assignor’s obligations under, the Registration Rights Agreement, and Assignee hereby accepts such assignment, transfer and conveyance and assumes and agrees to perform and discharge when due all of Assignee’s obligations under the Registration Rights Agreement as successor to Starwood Waypoint, whereupon, each reference in the Registration Rights Agreement to (i) “Oakland” shall be deemed to refer, mutatis mutandis, to Assignee; (ii) the “Board” shall be deemed to refer, mutatis mutandis, to the Board of Directors of Assignee; (iii) “Common Stock” shall be deemed to refer, mutatis mutandis, to shares of Common Stock, par value $0.01 per share, of Assignee (“Assignee Common Stock”); (iv) “OP Units” shall be deemed to refer, mutatis mutandis, to common units of limited partner interest issued by IH OP (“IH OP Units”); and (v) “Registrable Shares” shall be deemed to include shares of Assignee Common Stock issuable to any Oakland Capital Holder upon the conversion or exchange of IH OP Units (subject to the proviso set forth in the definition thereof).

2. Counterparts. This Assignment Agreement may be executed in any number of counterparts (including by means of facsimile), each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

3. Governing Law. This Assignment Agreement and its enforcement, and any controversy arising out of or relating to the making or performance of this Assignment Agreement, shall be governed by and construed in accordance with the law of the State of New York, without regard to New York’s principles of conflicts of law.

4. Binding Effect. This Assignment Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

[Signature page follows].

IN WITNESS WHEREOF, each party hereto has duly executed and delivered this Assignment Agreement as of the date first above written.

IH MERGER SUB, LLC, as Assignor

By:	/s/ Mark A. Solls
	Name:	Mark A. Solls
	Title:	Executive Vice President, Secretary and Chief Legal Officer

INVITATION HOMES INC., as Assignee

By:	/s/ Mark A. Solls
	Name:	Mark A. Solls
	Title:	Executive Vice President, Secretary and Chief Legal Officer

[Signature page to Registration Rights Assignment and Assumption Agreement]